Exhibit 99.2

CONSENT OF RAYMOND JAMES & ASSOCIATES, INC.

We hereby consent to the use of our fairness opinion included as Annex D to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 relating to the proposed merger of NB&T Financial Group, Inc. with and into Peoples Bancorp Inc. and to the reference to our firm’s name under the captions “Summary—Opinion of Peoples’ Financial Advisor,” “The Merger—Peoples’ Reasons for the Merger,” and “The Merger—Opinion of Peoples’ Financial Advisor” in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, (the “Securities Act”) or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Raymond James & Associates, Inc.

/s/ Raymond James & Associates, Inc.

December 31, 2014